Registration No. 333-51254

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PACIFIC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington (State of incorporation)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone Street Aberdeen, Washington (Address of principal executive offices)	98520-5244 (Zip Code)

2000 STOCK INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Douglas N. Biddle

Executive Vice President and Chief Financial Officer

Pacific Financial Corporation

1101 S. Boone Street

Aberdeen, Washington 98520-5244

Telephone (360) 533-8870

(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION

DEREGISTRATION

The total number of shares of common stock, par value $1.00 per share, of Pacific Financial Corporation registered pursuant hereto for issuance under the 2000 Stock Incentive Compensation Plan is 577,300 shares. The Registration Statement is hereby amended to remove from registration all shares that have not yet been issued.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8	Exhibits

See "Exhibit Index" immediately following the signature page below.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aberdeen, state of Washington, on March 25, 2015.

PACIFIC FINANCIAL CORPORATION (Registrant)

By	/s/ Douglas N. Biddle
Douglas N. Biddle Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of March 25, 2015.

Signature		Title
	Principal Executive Officer and Director: *DENNIS A. LONG	President and Chief Executive Officer and Director

	Principal Financial and Accounting Officer: /s/ Douglas N. Biddle	Executive Vice President and Chief
	Douglas N. Biddle	Financial Officer
A Majority of the Board of Directors:
	*GARY C. FORCUM	Director (Chairman of the Board)
	*DWAYNE M. CARTER	Director
	*SUSAN C. FREESE	Director
	*EDWIN KETEL	Director
	*DENNIS A. LONG	Director
	*DENISE PORTMANN	Director
	*RANDY W. ROGNLIN	Director
	*DOUGLAS M. SCHERMER	Director
	*DANIEL TUPPER	Director

*By:	/s/ Denise Portmann
Denise Portmann, as attorney-in-fact

INDEX TO EXHIBITS

24	Power of Attorney of certain officers and directors.